                                                                    EXHIBIT 10.2

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                           PRINCETON VIDEO IMAGE, INC.
                         AMENDED AND RESTATED TERRITORY
                            SYSTEM LICENSE AGREEMENT

                        LICENSING DATA AND EXECUTION PAGE

PVI hereby grants a license to Licensee, subject to all of the terms and conditions set forth in this Agreement and the Schedules attached, in the Territory and for the Licensed Telecasts (as defined herein):

Territory: Korea

Term: Five years, commencing on the date hereof

Territory Fee: [CONFIDENTIAL TREATMENT REQUESTED]

Equipment Fee: [CONFIDENTIAL TREATMENT REQUESTED]

Revenue Sharing Rate: [CONFIDENTIAL TREATMENT REQUESTED]

Estimated Delivery Date for the Initial Unit: Jan. 31, 2001

Monthly Minimum Revenue Sharing Amounts: [CONFIDENTIAL TREATMENT REQUESTED]

On December 4, 2000, PVI and Cybersmart, Inc. ("Cybersmart") entered into a Territory License Agreement (together with the Schedules attached thereto the "Original Agreement"). Cybersmart, with PVI's consent, wishes to assign all of its rights and responsibilities under a Territory License Agreement to its subsidiary, Virtual Media Lab, Inc., and the parties also wish to amend certain terms of the Original Agreement. PVI, Cybersmart and Virtual Media Lab, Inc. now agree that that this Agreement supercedes and replaces the Original Agreement in its entirety.

By having its duly authorized officer sign below each party agrees to the terms of this Agreement and to all the terms and conditions contained in the attached Schedules. No changes or deletions to this Agreement or any attached Schedule will be effective unless approved in writing by PVI and Licensee.

PVI:

PRINCETON VIDEO IMAGE, INC.
15 Princess Road
Lawrenceville, NJ 08648 USA
Telephone: (609) 912-9400
FAX: (609) 912-0044


By: /s/ Lawrence L. Epstein
   --------------------------------------------
   Lawrence L. Epstein, Chief Financial Officer
Dated as of: December 27, 2000


Licensee and its Affiliates, if any:

VIRTUAL MEDIA LAB, INC.
4F Shinsong Center B/D
25-12 Yeoyido-dongYeongdungpo-ku Seoul, Korea
Telephone:_____________________________________
FAX:___________________________________________


By: /s/ Hee Joong Yang
   --------------------------------------------
   Hee Joong Yang, Chief Executive Officer
Dated as of: December 28, 2000


Acknowledged and Agreed:

CYBERSMART
3F Moonyoung B/D 9-3 Chungdam-Dong
Kanfnam-Gu Seoul, Korea
Telephone:
FAX:

By: /s/ Eugene Yang
   --------------------------------------------
   Eugene Yang, Chief Executive Officer
Dated as of: December 28, 2000


PVI System License Agreement

                           PRINCETON VIDEO IMAGE, INC.
                            SYSTEM LICENSE AGREEMENT

                                   SCHEDULE A
                              TERMS AND CONDITIONS

1.       DEFINITIONS.

         In addition to the terms defined on the Licensing Data and Execution Page and elsewhere in this Agreement, the following terms shall have the following meanings:

         1.1 "Additional Units" has the meaning assigned to such term in Section 2.8(b).

         1.2 "Affiliate," with respect to any person or Company, shall mean any person or Company controlling, controlled by, or under common control with, such first person or Company. For these purposes, "control" shall refer to (a) the possession, directly or indirectly, of the power to direct the management or policies of a person or Company, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of a Company.

         1.3 "Company" means any form of organization, entity or business, whether or not conducted for profit.

         1.4 "Customer" means any Third Party for or on behalf of which an insertion of an Electronic Image is made by Licensee for consideration in any form.

         1.5 "Documentation" means all operator and user manuals, training materials, guides, specifications and other materials created or owned by PVI and provided to Licensee for use with the L-VIS(TM) System.

         1.6 "Editing Agent" means any individual or Company that is responsible for actual, physical manipulation of the L-VIS(TM) System in order to make insertions of Electronic Images.

         1.7 "Electronic Image" means an image that is electronically inserted into Telecasts through use of the L-VIS(TM) System.

         1.8 "Equipment" means the computer hardware and other equipment included in the L-VIS(TM) System, as identified on all Schedules B as may be executed by the parties from time to time pursuant to Section 2.8 of this Agreement.

         1.9 "General Improvements" means all material revisions, updates, upgrades and other modifications to the Software included in the L-VIS(TM) System from time to time, and the Equipment embodying same, that PVI generally makes available to all of its licensees without charge (other than reimbursement of PVI's reasonable expenses and/or charges for the Equipment).

         1.10 "Initial Unit" means the one L-VIS(TM) System that PVI is licensing to Licensee effective upon the date on which the Term commences, pursuant to this Agreement.

         1.11 "Licensed Telecast" means: (i) the Telecast of an event that: (A) takes place within the Territory and is licensed for Telecast by the rightsholder(s) of such event, with the intent that such event be Telecast exclusively or primarily within the Territory; or (B) takes place anywhere in the world (including the Territory) and is Telecast internationally, for which Licensee has received specific permission from (1) PVI or a third party licensee of PVI, and (2) the local rights holder of such event (to the extent that PVI does not already have such permission or such permission is otherwise required), to insert Electronic Images into the Telecast of such event exclusively or primarily within the Territory; (ii) the Telecast, solely within the Territory, of any content that Licensee shall have modified, post-production, using the L-VIS(TM) System; and (iii) the Telecast of any other event or content that PVI and Licensee have agreed, in writing, will be a Licensed Telecast. In the event of any uncertainty or disagreement as to whether any content or event constitutes a Licensed Telecast, PVI shall, in the exercise of its reasonable discretion, consistently applied with respect to all of its licensees, make the final determination as to whether such content or event is a Licensed Telecast.

         1.12 "L-VIS(TM) System" means the Equipment, the Software, the Documentation and the General Improvements, if any, which, collectively allow real-time or post-production electronic insertion of Electronic Images into Telecasts.

         1.13 "Revenues" means all of the consideration that Licensee receives, directly or indirectly, related to any use of the Units licensed to Licensee hereunder, including without limitation advertising fees, premiums, user charges, sublicensing fees, royalties, up-front

PVI System License Agreement
payments and training fees. If the exploitation of the Units licensed to Licensee hereunder is sold in combination with other goods or services, all consideration received by Licensee in connection therewith shall be deemed to be Revenues unless PVI approves, in writing, a specific allocation or formula to be applied.

         1.14 "Software" means the computer software, in object code form, included in the L-VIS(TM) System as of the date of the shipment of a Unit, and all General Improvements made subsequent to the date of this Agreement, if any.

         1.15 "Telecast" means the dissemination of audio-visual content solely via television transmission (whether broadcast, narrow-cast, cable, closed circuit or otherwise). All other means of transmitting content (including, without limitation, the Internet or any similar or successor means) shall be expressly excluded from the definition of Telecast and the scope of Licensee's license hereunder.

         1.16 "Third Party" means any person or Company who or which is neither a party nor an Affiliate of a party.

         1.17 "Trademarks" means all trademarks or trade names that PVI uses, from time to time, with respect to the L-VIS(TM) System.

         1.18 "Unit" means one complete L-VIS(TM) System. "Units" means the Initial Unit and the Additional Units (as defined herein), if any, collectively.


2.       LICENSE AND LEASE GRANTS.

         2.1 Grant of L-VIS(TM) System License. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.2), PVI hereby grants to Licensee an exclusive, non-transferable license to use the Software and Equipment, and any technology or know-how that is owned or controlled by PVI and is necessary or useful for the exploitation thereof, solely for combined use as an L-VIS(TM) System and solely in connection with the Telecast of Licensed Telecasts within the Territory during the Term.

         2.2 Reservation of Rights.

                  (a) All rights and licenses not expressly granted in Sections
2.1 and 2.14 are hereby expressly reserved by PVI.

                  (b) Further, notwithstanding the exclusive license granted to Licensee in Section 2.1, Licensee acknowledges and agrees that: (i) PVI has specifically reserved the right to use the Software, Equipment and the Trademarks in conjunction with its and/or Third Parties' use of the L-VIS(TM) System in connection with the Telecast within the Territory of content or events that are not Licensed Telecasts, without any obligation to compensate Licensee in connection with such use; and (ii) Licensee shall have no right to use the L-VIS(TM) System in connection with the Telecast within the Territory of content or events that are not Licensed Telecasts unless PVI or a Third Party licensee of PVI expressly grants Licensee such right.

         2.3 Restrictions on Use. In addition to other restrictions and limitations which may be imposed by this Agreement:

                  (a) Licensee shall not: (i) make or distribute to others copies of the Software or the Documentation; (ii) modify, adapt, merge, translate, decode, reverse engineer, decompile, disassemble or create derivative works based upon the Software, the Documentation, the Equipment, any General Improvement or any other part of the L-VIS(TM) System; (iii) use the L-VIS(TM) System or any part thereof in the construction, development, maintenance, running or execution of any application other than the Software; or (iv) market the Software, the Equipment, any General Improvement or the L-VIS(TM) System, or any part thereof, other than in connection with the insertion of Electronic Images into Licensed Telecasts, in accordance with the terms and conditions of this Agreement.

                  (b) Unless agreed to by PVI in advance, in writing, or otherwise permitted in accordance with the other terms of this Agreement, Licensee shall not: (i) sublicense, lease, sell, assign, rent or otherwise transfer to others, or otherwise dispose of, the Software, the Documentation, the Equipment, any General Improvement or any other part of the L-VIS(TM) System; (ii) use the L-VIS(TM) System for any purpose other than in connection with the Licensed Telecasts within the Territory; or (iii) transfer, assign, relicense or otherwise dispose of its rights under this Agreement.

         2.4 Compliance with Standards.

                  (a) Licensee shall use, and shall cause any Editing Agent to use, the L-VIS(TM) System only in accordance with PVI's continuity standards, as may be in effect from time to time during the Term.

                  (b) Licensee acknowledges that any use of the L-VIS(TM) System in violation of applicable laws or regulations and commonly recognized governmental, community or industry standards would cause severe and irreparable injury to PVI's reputation and legitimate

PVI System License Agreement
business interests. Notwithstanding anything contained in this Agreement to the contrary, and in addition to Licensee's obligations under 2.4(a), Licensee shall not use, and it shall not allow any Editing Agent to use, the L-VIS(TM) System in any manner inconsistent with any applicable laws or regulations and any commonly recognized governmental, community or industry standards, or in a manner that has not been approved by the rightsholders, sponsors, advertisers and broadcasters of the Licensed Telecast in question.

                  (c) During the Term and for three years thereafter, Licensee shall maintain, at its sole cost and expense, advertising injury insurance (or its equivalent in the Territory) with such coverage and such limits as are customarily maintained by television advertisers in the Territory but with limits that are not, in any event, less than [CONFIDENTIAL TREATMENT REQUESTED]. Such insurance policy(ies) shall name PVI as an additional insured and shall state that PVI shall be provided at least 60 days' prior written notice of any cancellation, termination or material change in any such insurance policy(ies). Upon request, Licensee shall provide PVI with copies of all such policies and any amendments thereto.

         2.5 Obligations of Licensee.

                  (a) Licensee and/or its designee(s) shall be solely responsible for selling all of the available Electronic Image capacity for all Licensed Telecasts, and during the Term, Licensee shall use all reasonable and diligent commercial efforts to do so and to maximize the economic return therefrom.

                  (b) Licensee and/or its designee(s) shall be responsible for obtaining and maintaining any governmental authorizations (including, without limitation, any equipment export or import licenses), and for negotiating any arrangements with Telecast rightsholders, necessary to enable Licensee to use the L-VIS(TM) System as contemplated in this Agreement, including, without limitation, obtaining any and all required rights and permissions (all such authorizations, arrangements, rights and permissions, collectively, "Required Permissions").

                  (c) It is understood that Licensee may have arrangements with one or more Editing Agents for Licensed Telecasts. The license rights granted by PVI to Licensee to use the L-VIS(TM) System shall be extended to such Editing Agents solely for their use in connection with Licensed Telecasts, provided that Licensee shall first obtain a written, enforceable undertaking from each such Editing Agent agreeing to the application of the provisions of Sections 2.3, 2.4, 2.6, 2.12, 2.14(b), 3.6, 3.7, 3.8, 4.2, 4.4 and 5 to such Editing Agent.

                  (d) Subject to the other terms of this Agreement, Licensee shall maintain complete editorial control over the use of the L-VIS(TM) System in connection with Licensed Telecasts, including the right to determine the location, content and appearance of the Electronic Images.

                  (e) Licensee shall directly oversee the training and updating, as necessary, of all Editing Agents who operate the L-VIS(TM) System pursuant to the license granted in Section 2.1, and shall certify to PVI upon its request, from time to time, that all such Editing Agents have completed such training and are competent to operate the L-VIS(TM) System in a workmanlike manner and in accordance with the terms and conditions of this Agreement.

         2.6 Inspection Right. PVI shall have the right to inspect, at its own expense and at reasonable times and following reasonable notice, all sites where the L-VIS(TM) System is being used pursuant to this Agreement, in order to verify that such use complies in all respects with the requirements under this Agreement.

         2.7 Good Faith Incidental Telecasts. The parties acknowledge that Telecasts cannot be made to conform exactly to geographic boundaries. As a result, (i) Licensee's good faith use of the L-VIS(TM) System pursuant to the license granted in Section 2.1 may result in the Telecast of Electronic Images in geographic areas outside (but in close proximity to) the Territory, and (ii) a Third Party's good faith use of the L-VIS(TM) System pursuant to a license granted to such Third Party for use of the L-VIS(TM) System in geographic areas outside (but in close proximity to) the Territory may result in the Telecast of Electronic Images inside the Territory. No such good faith, incidental Telecast of Licensee outside the Territory pursuant to the license granted in Section 2.1 shall constitute a breach of any obligation of Licensee under this Agreement, and Licensee shall not be required to make any payment to or otherwise separately compensate PVI or any Third Party on account thereof. Furthermore, no such good faith, incidental Telecast in the Territory by any such Third Party shall constitute a breach of any obligation of PVI under this Agreement or an infringement of Licensee's rights hereunder by such Third Party, and Licensee shall not be entitled to any payment or other compensation from PVI or any such Third Party on account thereof.

         2.8 Lease of Equipment; Additional Units.

                  (a) Subject to the terms and conditions set forth in this Agreement, PVI hereby leases to Licensee the Equipment which embodies the Initial Unit solely for use in conjunction with Licensee's use of the L-VIS(TM) System and solely in connection with Licensed

PVI System License Agreement

Telecasts within the Territory during the Term. The Equipment comprising the Initial Unit will be described and identified by serial number on a Schedule B that the parties will execute in conjunction with delivery of the Initial Unit.

                  (b) During the Term and so long as Licensee is not in default under any of the terms or conditions of this Agreement, Licensee may request, from time to time, that PVI lease to Licensee additional Units, provided that Licensee can demonstrate a commercially reasonable need for such additional Units. Such request shall be made in writing, shall set forth the specific manner in which Licensee intends to use such additional Units and shall specify the number of, and the delivery location for, the additional Units that Licensee seeks to lease. To the extent that, in PVI's sole discretion, Licensee has demonstrated a commercially reasonable need for such additional Units, PVI shall exercise commercially reasonable efforts to provide Licensee with the number of additional Units that Licensee requests, provided that PVI's failure to provide any or all such additional Units shall not constitute default under this Agreement. In no event shall PVI be required to deliver additional Units to Licensee in lieu of delivering initial Units to any other licensee, or to restrict the availability of Units for PVI's own other business purposes in order to provide an additional Unit(s) to Licensee. Promptly after receiving such a request, PVI shall provide Licensee with written notice of the number, if any, of additional Units that PVI will deliver (such additional Units, the "Additional Units") and the estimated date of such delivery. Delivery of Additional Units shall be made in accordance with Section 2.9. Additional Schedules B shall be executed by the parties, from time to time, for all Additional Units delivered to Licensee pursuant to this Section 2.8(b).

         2.9 Delivery of Unit(s); Risk of Loss; Casualty Insurance.

                  (a) PVI shall use commercially reasonable efforts to deliver the Initial Unit by the Estimated Delivery Date for the Initial Unit. In connection with the delivery of any Additional Units, PVI shall provide Licensee with written notice of a firm delivery date at least 30 days prior to such delivery. PVI shall deliver the Initial Unit and any Additional Unit(s), F.O.B. PVI's facility, Lawrenceville, New Jersey, USA. Licensee shall be responsible for all freight expenses and any and all import duty or tax assessed by the delivery location country relating to such shipment. Licensee shall assume all risk of loss or damage in connection with any such shipment.

                  (b) Upon delivery of the Initial Unit or the Additional Unit(s), as the case may be, to Licensee, Licensee shall assume all risks of loss, theft, destruction of and damage to the Unit(s) so delivered. Licensee shall, at its expense, maintain All Risk Physical Damage insurance (or its equivalent in each country in the Territory) on the Equipment with coverage limits of at least equal to the greater of (i) the Equipment Fee per Unit, or
(ii) [CONFIDENTIAL TREATMENT REQUESTED], and the proceeds of such coverage, in the event of loss or damage, shall be applied, at PVI's option, to the repair or replacement of the Equipment affected. Licensee shall provide evidence of such insurance to PVI from time to time as PVI may request. PVI shall be named as an additional insured under such insurance policy(ies). Notwithstanding the preceding sentence, Licensee shall be responsible for any loss or damage to the Equipment from any cause whatsoever not covered by such insurance and shall indemnify and hold PVI harmless from any such losses or damages.

         2.10 Training.

                  (a) Except as otherwise provided in Schedule C, prior to the delivery of the Initial Unit, PVI shall provide up to 10 days of training in the use and operation of the L-VIS(TM) System to up to two members of Licensee's technical staff selected by Licensee (provided that all such training is conducted at the same time) to enable such individuals to use and operate the L-VIS(TM) System. Prior to any delivery of Additional Units pursuant to Section 2.8(b), PVI shall, at Licensee's request, provide up to 15 days of training for an additional member of Licensee's technical staff. All such training shall be designed to assure proper operation of the L-VIS(TM) System by Licensee. The dates for such training shall be as mutually agreed upon by the parties. Such training shall be provided at PVI's offices in Lawrenceville, New Jersey (unless otherwise agreed upon). PVI shall provide such training at no additional cost to Licensee, except that Licensee shall be responsible for travel, meal and lodging expenses of any Licensee or PVI personnel who travel in connection with such training.

                  (b) Except as otherwise provided in Schedule C, in addition, for a period not to exceed 30 days after each delivery of a Unit, PVI shall make one of its representatives available to Licensee at a single location to provide technical assistance in connection with the installation and operation of such Unit, should Licensee so request. PVI shall provide such assistance at no additional cost to Licensee, except that Licensee shall be responsible for all expenses incurred by the PVI representative for travel, meals and lodging in connection with providing such assistance.

         2.11 Maintenance; Support.


PVI System License Agreement

                  (a) Licensee shall maintain the Unit(s) in good operating condition, at its sole expense. PVI shall make its technical personnel available during PVI's normal business hours for telephone consultations with Licensee's technical staff at no charge. In the event that on-site technical support is required by Licensee during the Term, PVI shall provide such support at PVI's then current charge for such services, and Licensee shall also reimburse PVI for all expenses of PVI's personnel for travel, meals and lodging incurred in connection with providing such services.

                  (b) At Licensee's request, PVI shall use reasonable commercial efforts to make its technical personnel available to Licensee, at no charge to Licensee, during non-business hours for emergency telephone consultations during the Telecast of a specific event.

         2.12 Ownership.

                  (a) Licensee acknowledges and agrees that PVI owns the L-VIS(TM) System, including all of the Software, Equipment, Documentation and any General Improvements, and all copies thereof, all updates and modifications thereto (whether made by or on behalf of PVI or Licensee), and all right, title and interest in and to all patents, patent rights, copyrights, Trademarks, service marks, trade secrets and confidential or proprietary information relating thereto. Licensee acknowledges that, by virtue of this Agreement, Licensee does not have, and will not obtain, any right, title or other proprietary interest in or to any of the foregoing.

                  (b) During the Term, if PVI supplies Licensee with labels, plates or other markings stating that the Equipment is owned by PVI, Licensee shall affix and keep affixed the same in a prominent place on the Equipment. PVI shall have the right, at all reasonable times and following reasonable notice, to inspect the Units and observe Licensee's use of the L-VIS(TM) System. Licensee shall, at Licensee's sole cost and expense, execute and file all statements or instruments and take all other actions required or permitted under applicable law in the Territory to provide public notice of, and protect PVI's interest in, the Equipment, including without limitation against the rights of landlords. Licensee hereby grants PVI the right to execute and file such statements or instruments, and take such other actions, in Licensee's name. Licensee agrees to execute and deliver any statement or instrument requested by PVI for the foregoing purpose. Licensee shall, at its sole cost and expense, protect and defend PVI's title against all persons claiming against or through PVI, at all times keeping the Equipment free from any legal process or encumbrance whatsoever, including, without limitation, liens, attachments, levies and executions, and shall give PVI immediate written notice thereof and shall indemnify PVI against any loss caused thereby.

                  (c) The Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to real property or any improvements thereon.

         2.13 Improvements.

                  (a) From time to time as PVI deems necessary or appropriate, PVI may deliver to Licensee, and provide one member of Licensee's technical staff with any necessary training concerning, any General Improvements that exist during the Term. Licensee acknowledges and agrees that PVI shall not be obligated to create any General Improvements. PVI shall provide General Improvements to Licensee without charge, except that Licensee shall reimburse PVI for its reasonable expenses in connection with such General Improvements, and with the purchase, shipment, insurance, etc. of any Equipment embodying such General Improvements, promptly after PVI's presentation of an invoice for such expenses.

                  (b) The parties shall execute additional Schedules B, if necessary, to reflect any Equipment delivered to Licensee pursuant to this
Section 2.13.

         2.14 Grant of Trademark License.

                  (a) Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.2), PVI hereby grants to Licensee a non-exclusive, non-transferable license to use the Trademarks in connection with Licensee's exploitation of the L-VIS(TM) System under the license granted in Section 2.1.

                  (b) Licensee shall use the Trademarks only in such form and manner as shall be approved from time to time by PVI, including without limitation the identification of PVI as the owner of such Trademarks, and in accordance with all applicable laws and regulations in the Territory. Licensee shall not use the Trademarks in any manner that may jeopardize the significance, distinctiveness or validity thereof. All of Licensee's uses of the Trademark shall inure to the benefit of PVI. Licensee shall not use the Trademarks in combination with any other trademark, trade name or logo of its own or of any Third Party to create a composite trademark or logo, without the prior written consent of PVI. If Licensee becomes aware of any infringement of the rights of PVI in the Trademarks in the Territory, Licensee will promptly notify PVI in writing and will join and assist PVI at PVI's sole cost

PVI System License Agreement
and expense, if such assistance is required, in taking steps as PVI may reasonably request for the protection of PVI's rights.

                  (c) PVI makes no warranty with regard to the validity of the Trademarks or the registration thereof.

3.       TERRITORY FEE; EQUIPMENT FEE; ROYALTIES; PAYMENT.

         3.1 Territory Fee. Except as otherwise provided in Schedule C, in partial consideration of the licenses and rights granted by PVI to Licensee under this Agreement, Licensee shall pay PVI the Territory Fee upon the signing of this Agreement. Payment of the Territory Fee shall be non-refundable.

         3.2 Equipment Fee. Licensee shall pay PVI a one-time Equipment Fee with respect to each Unit licensed to Licensee. The Equipment Fee for the Initial Unit shall be payable upon the signing of this Agreement. Immediately after Licensee's receipt of notice of a firm delivery date pursuant to Section 2.9(a), and prior to the commencement of the assembly of any such Additional Unit, Licensee shall pay PVI the Equipment Fee with respect to each Additional Unit to be delivered. Payments of the Equipment Fee shall become non-refundable following delivery of the Unit(s) in question.

         3.3 Revenue Sharing; Minimum Revenue Sharing.

                  (a) In partial consideration of the licenses and rights granted by PVI to Licensee pursuant to this Agreement, Licensee shall pay to PVI a royalty consisting of a portion of all Revenues generated pursuant to exploitation of such licenses or rights in an amount equal to the greater of:
(i) the Revenues multiplied by the Revenue Sharing Rate, or (ii) all payments made by Customers in connection with the insertion of Electronic Images through use of a Unit licensed to Licensee hereunder (regardless of how such payments are characterized) multiplied by the Revenue Sharing Rate.

                  (b) Notwithstanding Section 3.3(a), each month there shall become due a payment in the amount, if any, by which the applicable Monthly Minimum Revenue Sharing Amount exceeds the aggregate revenue sharing payments paid and/or accrued under Section 3.3(a) for that month. Payments under this
Section 3.3(b) shall be due within 30 days after the end of the month. In the event of termination of this Agreement pursuant to Section 6.2 by PVI, any payment under this Section 3.3(b) for the then current month shall be pro rated to the effective date of such termination and shall be paid in connection with such termination.

                  (c) Without the prior written consent of PVI, Licensee shall not accept or solicit any non-monetary consideration in connection with the use of the L-VIS(TM) System other than as would be reflected in Revenues, except for commercially reasonable use for demonstrations to potential Customers.

         3.4 Payments. All revenue sharing payments due under this Agreement shall be paid monthly, within 30 days after the end of each calendar month. Each such payment shall be accompanied by a statement showing, for the subject calendar month, the sales of Electronic Images, the amount of Revenues generated by such sales and the amount of revenue sharing payments due on such Revenues.

         3.5 Mode of Payment. Licensee shall make all payments required under this Agreement as directed by PVI from time to time in United States Dollars. For each time period and each currency, the payments due shall be calculated at the rate of exchange published in The Wall Street Journal, Eastern U.S. Edition, for the last business day of such time period.

         3.6 Records Retention. During each year of the Term, and for a period of 24 months after each such year, Licensee shall keep complete and accurate records pertaining to Revenues to permit PVI to confirm the accuracy of revenue sharing calculations hereunder.

         3.7 Audit Request. During each year of the Term and for a period of 24 months after each such year, at the request of PVI, Licensee shall permit PVI or a reputable, independent, certified public accountant or firm appointed by PVI, to examine such records as may be necessary to confirm the correctness of any payment due or made to PVI by Licensee hereunder.

         3.8 Cost of Audit. PVI shall bear any and all expenses associated with the conduct of the performance of any audit contemplated by Section 3.7; provided, however, that should any such audit disclose a five percent or greater aggregate underpayment by Licensee to PVI for the audit period in question, Licensee shall reimburse PVI for all such audit expenses.

         3.9 Taxes. In the event that Licensee is required by law to withhold any tax to the tax or revenue authorities in any country in the Territory regarding any payment to PVI, such amount shall be deducted from the revenue sharing or other payment to be made by Licensee, and Licensee shall notify PVI and promptly furnish PVI with copies of any tax certificate or other documentation evidencing such withholding. Each

PVI System License Agreement
party agrees to cooperate with the other party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

4.       LIMITED WARRANTY; INTELLECTUAL PROPERTY; DISCLAIMERS; EXCLUSIONS.

         4.1 Limited Warranty.

                  (a) PVI represents and warrants that it owns all of the patent rights, copyrights and trade secrets, or has the right to grant licenses therefor, which comprise the L-VIS(TM) System, and which are necessary to grant the licenses for the L-VIS(TM) System as provided in this Agreement.

                  (b) PVI warrants that the Units will, during the Term, be free from defects and operate substantially in accordance with the Documentation, when operated as a unit with the intended software on the intended hardware and operating system environment. PVI does not warrant, however, that operation of the Units shall be uninterrupted or error free. This warranty shall not apply if errors or problems result from Licensee's negligence or improper use of the Units. Licensee shall notify PVI in writing of its claim for any such failure to conform. If any Unit, or any part thereof, fails to perform in accordance with this warranty, Licensee's exclusive remedy, and PVI's sole obligation under this warranty, shall be limited to the correction or replacement, as soon as practicable, of such Unit or part thereof which PVI determines to be the cause of the error. If PVI is unable to replace the defective part or correct program errors in the L-VIS(TM) System, PVI may, at its sole discretion, terminate this Agreement. PVI's warranty obligation with respect to a specific Unit shall be void if such Unit, or any portion thereof, is modified by Licensee without PVI's written consent.

         4.2 Limitation of Warranty. THE LIMITED WARRANTY PROVIDED IN SECTION
4.1 IS THE ONLY WARRANTY WITH RESPECT TO THE L-VIS(TM) SYSTEM AND THE UNITS. PVI DOES NOT MAKE, AND LICENSEE DOES NOT RECEIVE, ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AND ALL OTHER WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE L-VIS(TM) SYSTEM OR ANY PORTION THEREOF, THE UNITS, THE DOCUMENTATION OR ANY SERVICES FURNISHED UNDER THIS AGREEMENT ARE EXPRESSLY EXCLUDED.

         4.3 Intellectual Property Enforcement, Infringement; Indemnification.

                  (a) With respect to any claims of infringement in the Territory with respect to a patent or trade secret which covers the L-VIS(TM) System or any portion thereof, PVI shall have the first right, but not the duty, to institute infringement actions against Third Parties. If PVI does not institute an infringement proceeding against an offending Third Party, Licensee shall have the right, but not the duty, to institute such an action, provided that PVI shall have the right to assume control of any infringement proceeding instituted by Licensee by reimbursing Licensee for all of the costs and expenses incurred by Licensee in connection therewith.

                  (b) PVI shall defend, at its expense, any action brought against Licensee to the extent that such action is based on a claim that the use of the L-VIS(TM) System, within the scope of this Agreement, infringes any patent, trade secret or copyright in the Territory, other than claims arising from Licensee's failure to obtain Required Permissions.

                  (c) PVI shall indemnify Licensee from and against any costs, damages or fees incurred and finally awarded against Licensee in any action under this Section 4.3 which are attributable to claims that the use of the L-VIS(TM) System, within the scope of this Agreement, infringes any patent, trade secret or copyright in the Territory, other than claims arising from Licensee's failure to obtain Required Permissions. Licensee shall notify PVI promptly in writing of any such claim, and shall provide all available information, assistance and authority to enable PVI to defend it. Licensee shall also permit PVI to defend, compromise or settle such claims.

                  (d) The costs and expenses of any action under this Section
4.3 (including reasonable fees of attorneys and other professionals) shall be borne by the party instituting and maintaining, or defending, such action, as the case may be. If, however, the parties elect to cooperate in instituting and maintaining or defending such action, such costs and expenses shall be borne by the parties in such proportions as they may agree in writing. Each party shall execute all necessary and proper documents and take such actions as shall be appropriate to allow the other party to institute and maintain, or defend, such action, provided such other party has the right to do so under this Section 4.3. Any award paid by Third Parties as a result of any such action (whether by way of settlement or otherwise) shall be paid to the party who instituted and maintained, or defended, such action, as the case may be. If, however, both parties did so, then such award shall be allocated between the parties in proportion to their respective contributions to the costs and expenses incurred in such action, or as they may have otherwise agreed.


PVI System License Agreement

                  (e) In the event that the L-VIS(TM) System, or any part thereof, becomes or in PVI's opinion is likely to become the subject of a claim of infringement, PVI may: (i) procure for Licensee, at no cost to Licensee, the right to continue to use the L-VIS(TM) System, (ii) replace or modify the L-VIS(TM) System, at no cost to Licensee, to make the L-VIS(TM) System non-infringing, provided that the same functions are performed by the replaced or modified system, or (iii) if the right to continue to use cannot be reasonably procured or the L-VIS(TM) System cannot be reasonably replaced or modified, terminate this Agreement.

                  (f) THIS SECTION 4.3 STATES THE ENTIRE LIABILITY OF PVI WITH RESPECT TO INFRINGEMENT OF PATENTS, TRADE SECRETS OR COPYRIGHTS BY THE L-VIS(TM) SYSTEM OR ANY PORTION THEREOF, AND PVI SHALL HAVE NO ADDITIONAL LIABILITY WITH RESPECT TO ANY ALLEGED OR PROVEN INFRINGEMENT.

         4.4 Exclusion and Disclaimer of Damages. IN ANY EVENT, PVI SHALL NOT HAVE ANY LIABILITY FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF ANTICIPATED REVENUE OR OTHER DAMAGES ARISING FROM THE LOSS OF USE OF THE L-VIS(TM) SYSTEM, EVEN IF PVI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. PVI'S TOTAL LIABILITY FOR DAMAGES UNDER THIS AGREEMENT SHALL NOT IN ANY EVENT EXCEED THE TOTAL AMOUNT OF PAYMENTS RECEIVED BY PVI FROM LICENSEE UNDER THIS AGREEMENT, EXCEPT THAT THE FOREGOING SHALL NOT LIMIT PVI'S OBLIGATION TO PAY ALL COSTS INCURRED TO DEFEND LICENSEE AS PROVIDED IN SECTION 4.3(b).

         4.5 Allocation of Risk. The parties acknowledge and agree that the pricing and other terms of this Agreement have been established to reflect the allocation of risk set forth in this Section 4 and elsewhere in this Agreement.

5.       CONFIDENTIAL AND PROPRIETARY INFORMATION.

         5.1 Confidential and Proprietary Information.

                  (a) Licensee acknowledges and agrees that the L-VIS(TM) System constitutes a valuable asset of PVI and that the information contained in the L-VIS(TM) System, and any other information that PVI has disclosed or discloses to Licensee prior to the date hereof or during the Term, as the case may be, which PVI indicated or indicates at the time of disclosure is confidential, is confidential and proprietary information of PVI (all such information collectively, the "Information"). Licensee agrees that during the Term and for a period of five years thereafter, it will not, without PVI's prior written consent, directly or indirectly, (i) reveal, report, publish, disclose or transfer any Information to any Third Party, or (ii) use any Information for any purpose or for the benefit of any Third Party, except as expressly authorized in this Agreement. Licensee shall make reasonable efforts to notify and inform its agents, representatives and employees who have access to the L-VIS(TM) System or any Information of Licensee's limitations, duties and obligations regarding non-disclosure and use of the Information. Licensee shall not, and shall not permit any agent, representative or employee to, remove any proprietary or other legends or restrictive notices contained in or included in any Information. In no event shall Licensee use less care to maintain the confidentiality of the Information than it uses to maintain the confidentiality of its own confidential and proprietary information.

                  (b) The obligations imposed upon Licensee under Section 5.1(a) shall not apply with respect to Information that is required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction, provided that if Licensee is required to make any such disclosure of Information Licensee will give reasonable advance notice of such disclosure requirement to PVI and will use Licensee's best efforts to secure confidential treatment of the Information required to be disclosed.

         5.2 Verification. PVI shall have the right to have its representatives visit the sites where the Units are located at all reasonable times and upon reasonable notice to verify the appropriate use and protection of the Information.

         5.3 Specific Performance. Licensee acknowledges that monetary damages alone would not adequately compensate PVI in the event of a breach by Licensee of this Section 5 or Section 2.3(a), and that, in addition to all other remedies available to PVI at law or in equity, PVI shall be entitled to seek injunctive relief for the enforcement of its rights, without the posting of bond or other security (unless required by law), and to an seek accounting of profits made during the period of such breach.


PVI System License Agreement

6.       TERMINATION.

         6.1 Expiration. This Agreement shall expire upon the fifth anniversary of the date on which the Term commences.

         6.2 Breach.

                  (a) Either party shall have the right to terminate this Agreement if the other party is in default of any material obligation hereunder and such default has not been cured by the other party within 30 days after receipt of notice of such default (or, if such default cannot be cured within such 30-day period, if the party in default does not commence and diligently continue actions to cure such default during such 30-day period). Either party may regard the other party as being in default under this Agreement if the other party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or has wound up or otherwise liquidated, voluntarily or otherwise.

                  (b) Notwithstanding Section 6.2(a), this Agreement shall automatically terminate in the event that Licensee fails to maintain insurance covered in strict accordance with Section 2.4(c) and/or 2.9(b).

         6.3 Effect of Termination. Upon the expiration or termination of this Agreement for any reason, Licensee shall immediately discontinue use of the L-VIS(TM) System and shall return all of the Units and all Documentation to PVI at a location designated by PVI, F.O.B. destination, freight prepaid, within five days after such expiration or termination. Licensee shall assume all risks of loss or damage until delivery at such location. Thereafter, Licensee shall retain no rights in or to the L-VIS(TM) System or the Documentation. In the event of termination of this Agreement by PVI for breach by Licensee, such termination shall be in addition to and not in lieu of any other remedies, at law or in equity, available to PVI.

         6.4 Surviving Rights and Obligations. The parties' respective rights and obligations regarding insurance (specifically, Sections 2.4(c) and 2.9(b)), ownership (2.12), Trademarks (2.14(b)), revenue sharing payments and records (3.4 - 3.9), limitation of remedies (4.2 and 4.4), intellectual property enforcement and infringement (4.3), confidentiality (5), termination (6.3 and 6.4) and other miscellaneous rights and obligations (7.1, 7.4, 7.10, 7.11 and 7.17) shall survive expiration or termination of this Agreement. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

7.       MISCELLANEOUS.

         7.1 Relationship. This Agreement shall not be construed as creating a partnership, joint venture or employment relationship between the parties, and nothing contained herein shall be construed as causing either party to be the employee, agent or representative of the other. Neither party shall make any warranties or representations, or incur any obligations whatsoever, on behalf of or in the name of the other party.

         7.2 Representations and Warranties. Each party hereby represents and warrants to the other as follows:

                  (a) Such party has the power to execute, deliver and perform this Agreement in accordance with its terms;

                  (b) Such party's execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action on the part of such party, have received all required governmental approvals and do not and will not violate any provision of law or other agreement to which such party is subject;

                  (c) Such party has obtained all governmental approvals required in connection with the execution of this Agreement and the performance of all of such party's obligations hereunder; and

                  (d) This Agreement, when executed by such party, shall constitute the valid and legally binding obligation of such party, enforceable in accordance with its terms.

         7.3 Assignment. Licensee may not grant, assign, sublicense or otherwise convey this Agreement or its rights and obligations hereunder, in whole or in part, to any Third Party. Any such purported assignment by Licensee shall be void. This Agreement shall be binding upon the successors and permitted assigns of the parties, and the name of a party appearing herein shall be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

         7.4 Indemnification by Licensee; No Limitation of Liability.


PVI System License Agreement

                  (a) In addition to the specific remedies stated in this Agreement, Licensee shall indemnify and hold PVI harmless from and against any demands, claims or liability resulting from or arising out of Licensee's breach of its obligations under Sections 2.4(c) and 2.9(b).

                  (b) In no event shall the maximum coverage provided by any policy(ies) of insurance that Licensee is required to maintain hereunder constitute a limitation on Licensee's liability under this Agreement.

         7.5 Force Majeure. Neither party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any act of God, flood, fire, explosion, strike, lockout, labor dispute, shortage of raw materials, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, or any other cause beyond the reasonable control of such party, if the party affected shall give prompt notice of any such cause to the other party. The party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for 30 days thereafter; provided, however, that if any event of force majeure prevents Licensee from materially performing its obligations under this Agreement for a period in excess of 6 months, PVI shall have the right to terminate this Agreement upon 30 days' notice to Licensee. Notwithstanding the foregoing, nothing in this Section 7.5 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

         7.6 Notices. All notices and communications required or permitted under this Agreement shall be in writing and delivered by any method providing for proof of delivery. Any notice shall be deemed to have been given on the date of receipt. Notices shall be delivered to a party at the address for such party as set forth on the Licensing Data and Execution Page (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

         7.7 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving party. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach thereof.

         7.8 Severability. The provisions of this Agreement are severable, and if any one or more of these provisions is held to be invalid or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provision shall be and remain binding and enforceable.

         7.9 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         7.10 Alternative Dispute Resolution. Any dispute arising out of or relating to any provisions of this Agreement shall be settled by arbitration to be held in New York, New York, under the auspices and then current Rules of Arbitration of the International Chamber of Commerce. Such arbitration shall be conducted by three arbitrators appointed according to said rules. Each party shall select one arbitrator, and these two arbitrators shall select the third arbitrator. All arbitrators shall speak English, and all documents and other evidence, as well as pleadings and arguments, shall be in English. Judgment upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         7.11 Governing Law; Consent to Jurisdiction. The rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New Jersey; provided, however, that any arbitration proceeding conducted pursuant to Section 7.10 shall be governed by the Federal Arbitration Act, Title 9, United States Code, and the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958. All suits and/or appeals permitted under the Federal Arbitration Act and this Agreement shall be instituted and maintained only in a federal or state court located in the State of New Jersey. The parties hereby irrevocably submit to the exclusive jurisdiction of any New Jersey state or federal court sitting in the State of New Jersey for any action or proceeding arising out of or related to this Agreement. The parties also hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

         7.12 Compliance with Law. Nothing in this Agreement shall be deemed to permit a party to export, re-export or otherwise transfer any Unit without compliance with all applicable laws.

         7.13 Taxes. In addition to the other amounts payable under this Agreement, Licensee shall pay, or

PVI System License Agreement
reimburse PVI for, all sales, use, value added, excise, personal property or similar taxes (other than taxes on PVI's net income, including the withholding taxes imposed by law on the payments made by Licensee to PVI under this Agreement) which may be levied or imposed by any taxing authority with respect to the transactions and payments contemplated by this Agreement. The parties acknowledge and agree that Licensee's obligations under this Section 7.13 are in addition to those under Section 3.9.

         7.14 Amendment. No amendment, modification or supplementation of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each party. Each additional Schedule B executed by the parties pursuant to the terms of this Agreement shall constitute an amendment of this Agreement.

         7.15 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

         7.16 Counterparts. This Agreement and all of the Schedules hereto may be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one party, but both such counterparts taken together shall constitute one and the same instrument.

Entire Agreement; English Original. This Agreement, including all of the Schedules hereto, as may be added to or amended from time to time, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter hereof. The English original of this Agreement shall prevail over any translation hereof.

         7.17 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to, or shall, confer upon any Third Party any legal or equitable right, benefit or remedy of any nature whatsoever.

                                      * * *



PVI System License Agreement

                           PRINCETON VIDEO IMAGE, INC.
                            SYSTEM LICENSE AGREEMENT

                                   SCHEDULE B
                              EQUIPMENT CERTIFICATE
                                       FOR
                                  INITIAL UNIT

The system will be comprised of 3 racks, assembled and tested. The total value of the system is [CONFIDENTIAL TREATMENT REQUESTED]:

         -        The L-VISO rack valued at [CONFIDENTIAL TREATMENT REQUESTED]

         -        The video rack valued at [CONFIDENTIAL TREATMENT REQUESTED]

         -        The audio rack valued at [CONFIDENTIAL TREATMENT REQUESTED]

The L-VISO rack will consist of the following components:

         (1) Rackmount Control PC

         (1) LCD VGA monitor (mounted in drawer)

         (1) Keyboard/mouse (mounted in drawer)

         (1) L-VISO video processor - configured for 2-insert & live video input

         (1) APC UPS

         (1) Starcase 53" rack

         (1) Cable kit

         (1) I/O Panel kit

         (1) Mounting hardware kit

         (1) Tripplite outlet strip

         (1) Blower fan assembly


The video rack will consist of the following components:

         (1) Sony 14" video monitor with SDI decoder

         (1) Sony 8" video monitor

         (1) Tektronix 1745A waveform monitor

         (1) Grass Valley 8900 Amp Tray

         (2) Grass Valley SDI Amps

         (7) Grass Valley Analog Amps

         (3) Axon Amp Trays

         (3) Axon SP-100 with backplane

         (1) Axon PS-100 with backplane

         (1) Axon AS-210 with backplane

         (1) Panasonic Quad Display Unit - PAL

         (1) Snell & Wilcox video decoder

         (1) Questec video encoder

         (1) Starcase 53" rack

         (1) Cable kit

         (1) I/O Panel kit

         (1) Mounting hardware kit

         (1) Tripplite outlet strip

         (1) Blower fan assembly

         (1) Weldmet assembly

         (1) PVI Bypass Unit


PVI System License Agreement

                           PRINCETON VIDEO IMAGE, INC.
                            SYSTEM LICENSE AGREEMENT

                                   SCHEDULE B
                              EQUIPMENT CERTIFICATE
                                       FOR
                                  INITIAL UNIT
                                     (CONT.)

The audio rack will consist of the following components:

         (1) Ward-Beck PODS Mixer

         (1) Bypass switch assembly

         (1) Bel audio delay unit

         (1) ATI 4-channel audio amplifier

         (1) Ward-Beck audio monitor

         (1) AC outlet strip

         (1) Cable kit

         (1) I/O Panel kit

         (1) Starcase 16" rack

         (1) XLR panel

NOTE: The initial System will be set up as NTSC, 220v/60Hz.




ACCEPTED AND AGREED TO                       ACCEPTED AND AGREED TO

PVI:                                         LICENSEE:

By: /s/ Lawrence L. Epstein                  By: /s/ Hee Joong Yang
   --------------------------------             --------------------------------

Name: Lawrence L. Epstein                    Name: Hee Joong Yang
     ------------------------------               ------------------------------

Title: VP/CFO                                Title: CEO
      -----------------------------                -----------------------------
Dated as of : December 27, 2000              Dated as of: December 28, 2000


PVI System License Agreement

                           PRINCETON VIDEO IMAGE, INC.
                            SYSTEM LICENSE AGREEMENT

                                   SCHEDULE C
                             EXCEPTIONS; SUPPLEMENTS

     Notwithstanding anything to the contrary contained therein, the following terms are in lieu of, or in addition to, as the case may be, the terms set forth in Schedule A. Where the terms of this Schedule C conflict with the terms of Schedule A, the terms of this Schedule C shall govern. In addition, the terms of this Schedule C supercede any and all prior negotiations, understandings and agreements, between the parties, whether written or oral, including but not limited to the Original Agreement.

         1. Training. The provisions of Section 2.10(a) and (b) notwithstanding, PVI will train up to eight members of Licensee's technical staff, and will send one operations staff person to Korea for an initial period of two weeks, to ensure proper operation of the L-VIS(TM) System and to review training. Training at PVI will begin after January 31, 2001, at such time as agreed upon by the parties.

         2. Improvements. In addition to the General Improvements referenced in
Section 2.13 of Schedule A, if PVI develops non-exclusive special custom enhancements ("Special Enhancements") for the L-VIS(TM) System which it generally licenses and charges for separately, it will offer Licensee the opportunity to purchase a license for such Special Enhancements. PVI shall provide both the General Improvements and the opportunity to purchase the Special Enhancements to Licensee within six months of the general availability of such upgrades.

         3. Territory Fee. The provisions of Section 3.1 of Schedule A notwithstanding, the Territory Fee shall be payable to PVI as follows:
[CONFIDENTIAL TREATMENT REQUESTED].



         4. Equipment Fee. The provisions of Section 3.2 of Schedule A notwithstanding, the Equipment Fee shall be payable as follows: [CONFIDENTIAL TREATMENT REQUESTED]. The parties agree to execute and deliver to the Escrow Agent the Joint Escrow Instructions attached hereto as Exhibit 1. For purposes of this Agreement, the term "Escrow" shall refer to PVI's counsel, Smith, Stratton, Wise, Heher & Brennan.

         5. Termination. In addition to the provisions of Section 6.2(b), this Agreement shall automatically terminate in the event that an Equipment Payment is not received by PVI or the Escrow Agent, as applicable, on or before the appropriate Equipment Payment Date.

         6. Relationship. The provisions of Section 7.1 notwithstanding, Licensee shall be allowed to advertise itself as PVI-Korea.

         7. Vision+ Software. Vision + software shall be made available to Licensee when and if PVI, in its sole discretion, believes such software may be operated and supported by Licensee. In such event, Licensee understands it shall have to purchase additional pieces of equipment, including, but not limited to the following: two Camera PC kits (including lens adapter cables for Canon & Fuji, mounting bracket, data cables); a Vinten Vector 70 pan head modified with pan and tilt sensors; a Camera calibration kit; a Range finder; and a tripod. In addition, special Vision + training shall be required, the place, scope and cost of which is not included in this Agreement and will be negotiated separately by the parties if and when the Vision+ software becomes available to the Licensee. In the event Licensee receives a service request that requires Vision + software and hardware, PVI agrees that it shall provide Licensee with a quote for the necessary PVI equipment and staff to provide the service to Licensee on an ad hoc basis.




PVI System License Agreement

                           PRINCETON VIDEO IMAGE, INC.
                            SYSTEM LICENSE AGREEMENT

                                   SCHEDULE C
                             EXCEPTIONS; SUPPLEMENTS
                                     (CONT.)

         8. IPoint Technology. Within six months of the general availability of PVI's iPoint software, Licensee shall have the right to market iPoint services and sublicenses within its Territory for use in Korean language Internet content originating within the Territory.

         9. Editing Agent Services. Licensee shall be allowed to contract on a non exclusive ad hoc basis for Editing Agent services (not iPoint services) in China, Taiwan, Singapore, and Vietnam (the "Countries"). Licensee must notify PVI of all entities contacted and any Editing Agent services contracted for or preformed. Royalties will be payable to PVI on the same terms as set forth in
Section 3 of the Agreement. The rights afforded to Licensee under this provision shall terminate upon PVI's designation of an exclusive L-VIS(TM) System licensee in the Countries. Nothing in this provision shall be deemed to include the Countries in the Territory.


ACCEPTED AND AGREED TO                       ACCEPTED AND AGREED TO

PVI:                                         LICENSEE:



By: /s/ Lawrence L. Epstein                  By: /s/ Hee Joong Yang
   --------------------------------             --------------------------------

Name: Lawrence L. Epstein                    Name: Hee Joong Yang
     ------------------------------               ------------------------------

Title: VP/CFO                                Title: CEO
      -----------------------------                -----------------------------
Dated as of : December 27, 2000              Dated as of: December 28, 2000



PVI System License Agreement

                                    EXHIBIT 1

                            JOINT ESCROW INSTRUCTIONS

Smith, Stratton, Wise, Heher & Brennan
600 College Road East
Princeton, NJ  08540
Attn: Richard J. Pinto, Esq.

Dear Sir:

As Escrow Agent for both Princeton Video Image, Inc. ("PVI"), and Virtual Media Lab, Inc. (the "Licensee"), you are hereby authorized and directed to hold the 2nd Equipment Payment delivered to you pursuant to the terms of that certain Amended and Restated Territory License Agreement (the "Agreement"), dated as of December __, 2000, to which a copy of these Joint Escrow Instructions are attached as Exhibit 1, in accordance with the following instructions:

         1. You shall deliver the 2nd Equipment Payment (i) to PVI upon receipt of demand therefor signed by PVI stating that the Equipment has been [received by Licensee], however, that you shall give written notice of your receipt of any such demand (together with a copy of such demand) to the Licensee and shall not honor any such demand until not less than five (5) days after the date on which you are deemed (under Section 5) to have given such notice. The Licensee shall have the right to object to the delivery of the 2nd Equipment Payment to PVI by giving you notice of objection, which must be received by you no later than four
(4) days after the date that your notice to the Licensee is deemed to have been given.

         2. Any notice to or demand upon you shall be sufficient only if actually received by you.

         3. PVI or Licensee, as the case may be, shall deliver to the other, simultaneously with delivery to you, a copy of any notice or demand given to you hereunder.

         4. If (i) you shall have received a notice of objection as provided for in above within the time therein prescribed, (ii) any other disagreement or dispute shall arise between the parties or any other persons resulting in adverse claims and demands being made for the 2nd Equipment Payment, whether or not litigation has been instituted, or (iii) you in good faith are in doubt as to what action you should take hereunder, then and in any such event, you shall refuse to comply with any claims or demands on you and shall continue to hold the 2nd Equipment Payment until you receive a written notice signed by both parties directing the disbursement of the 2nd Equipment Payment, in which event you shall then disburse the 2nd Equipment Payment in accordance with such direction. You shall not be or become liable in any way or to any person for your refusal to comply with any such claims and demands unless and until you have received such direction. Upon compliance with such direction, you shall be released of and from all liability hereunder.

         5. If you shall have received notice signed by either party advising that litigation between the parties over entitlement to the 2nd Equipment Payment has been commenced, you may, on notice to the parties, deposit the 2nd Equipment Payment with the clerk of the court in which such litigation is pending; or take such affirmative steps as it may, at your option, elect in order to terminate your duties as Escrow Agent, including, but not limited to, depositing the 2nd Equipment Payment with a court of competent jurisdiction and commencing an action for interpleader, the reasonable costs of which shall be borne by whichever of the parties is the non-prevailing party. Upon the taking by you of the aforementioned action, you shall be released of and from all liability hereunder.

         6. You shall not be liable for any error of judgment, or for any act done or step taken or omitted by you in good faith, or for any mistake of fact or law, or for anything which you may do or refrain from doing in connection herewith, excepting only your own gross negligence or intentional and deliberate misconduct.

         7. You may consult with and obtain advice from counsel of your own choice in the event of any bona fide question as to any of the provisions hereof, or its duties hereunder. The advice and opinion of such counsel shall

PVI System License Agreement
be deemed to be full and complete authorization by PVI and Licensee to act in accordance therewith. You shall incur no liability whatsoever and shall be fully protected when acting in good faith in accordance with the opinion and advice of such counsel. PVI and Licensee shall be jointly liable hereunder for all losses, costs and fees incurred by you for such counsel, actions taken in reliance thereon, and any proceeding resulting therefrom.

         8. PVI and Licensee jointly agree to defend, indemnify and hold you harmless from and against any and all claims, actions, judgments, losses, liabilities, obligations, damages, charges, costs and expenses of any nature whatsoever, including without limitation attorney's fees and expenses incurred by you (including such fees and expenses incurred in any litigation by or against any of the parties to this Agreement), arising directly or indirectly from, out of or incident to this Agreement and/or the 2nd Equipment Payment excepting only those accruing as a result of your own gross negligence or intentional and deliberate misconduct.

         9. You shall have a lien upon the 2nd Equipment Payment held by you hereunder for any and all amounts due to you under this Agreement. You may not enforce such lien against the 2nd Equipment Payment unless you shall have given written notice to each of PVI and Licensee of the amounts due to you, and PVI and/or Licensee have not made payment to you of such amounts within ten (10) days after such notice is deemed to be given.

         10. You may at any time resign hereunder by giving at least ten (10) days prior written notice thereof to PVI and Licensee. Upon the effective date of such resignation, the 2nd Equipment Payment then held by you hereunder shall be delivered to a party designated by the mutual agreement of PVI and Licensee. Upon arranging for such delivery, all your obligations hereunder shall cease and terminate. If no such person shall have been designated by the date validly set hereunder for your resignation, all your obligations hereunder shall nevertheless cease and terminate. Your sole responsibility thereafter shall be to arrange for the safekeeping of the 2nd Equipment Payment then held by you and to deliver same to (i) a person designated by the parties as provided above; or
(ii) in accordance with the directions of a final order or judgment of a court of competent jurisdiction; or (iii) any party reasonably deemed appropriate by you (other than PVI, Licensee or parties known to you to be affiliated with either of them).

         11. PVI and Licensee acknowledge that you have acted as legal counsel to PVI in connection with the Agreement and the transaction contemplated thereby and are merely acting as a stakeholder under this Agreement and is, therefore, hereby authorized to continue acting as legal counsel to PVI including, without limitation, with regard to any dispute or controversy arising out of this Agreement, the transactions contemplated hereby, the 2nd Equipment Payment or any other matter.

         12. The provisions of this Exhibit 1 shall survive the termination of this Agreement.

         13. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         14. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         15. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         16. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         17. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be counsel to PVI. In the event of any such termination, PVI may appoint its new counsel as successor Escrow Agent.


PVI System License Agreement

         19. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         20. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the 2nd Equipment Payment, you are authorized and directed to retain in your possession without liability to anyone all or any part of said 2nd Equipment Payment until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         21. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier or five days after deposit in any mail box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

         22. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         23. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that PVI may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

         26. This Agreement shall be governed by and interpreted and determined and construed on the same basis as the Agreement, as set forth therein.

         27. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

                                     Very truly yours,

                                     PRINCETON VIDEO IMAGE, INC.

                                     By: /s/ Lawrence L. Epstein
                                        ------------------------------------
                                        Lawrence L. Epstein, Chief Financial
                                        Officer
                                        Dated as of: December ___, 2000

                                     VIRTUAL MEDIA LAB, INC.

                                     By: /s/ Hee Joong Yang
                                        ------------------------------------
                                        Hee Joong Yang, Chief Executive Officer
                                        Dated as of: December ___, 2000

Escrow Agent:

SMITH, STRATTON, WISE, HEHER & BRENNAN


By: /s/ Richard J. Pinto
   -----------------------------------
    Richard J. Pinto, Esq.


PVI System License Agreement